UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

621 N. Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On October 22, 2020, ProPhase Diagnostics, Inc. (“ProPhase Diagnostics”), a wholly-owned subsidiary of ProPhase Labs, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Confucius Plaza Medical Laboratory Corp. (“Confucius Labs”), Pride Diagnostics LLC (“Pride Diagnostics”) and the members of Pride Diagnostics (together with Pride Diagnostics, the “Seller Parties”), and Arvind Gurnani, as representative of the Seller Parties, pursuant to which ProPhase Diagnostics agreed to acquire all of the issued and outstanding shares of capital stock of Confucius Labs from Pride Diagnostics for an aggregate purchase price of $2.5 million in cash, minus any Transaction Expenses (as defined in the Stock Purchase Agreement) owed and unpaid by Confucius Labs as of the closing of the transaction, plus any cash in the bank account of Confucius Labs, subject to certain post-closing adjustments as described in the Stock Purchase Agreement.

The Stock Purchase Agreement contains customary representations, warranties and covenants, including a 24-month non-solicitation/non-hire covenant that is binding on the Seller Parties, subject to certain limited exceptions. Pursuant to the terms of the Stock Purchase Agreement, the closing will take place no later than two business days after all of the closing conditions set forth in the Stock Purchase Agreement have been satisfied or waived.

Confucius Labs is the owner of a 4,000 square foot Clinical Laboratory Improvement Amendments (CLIA) accredited laboratory located in Old Bridge, New Jersey, which ProPhase Diagnostics will acquire as part of the transaction. The lab is approved for a variety of medical tests, including COVID-19 and Respiratory Pathogen Panel (RPP) Molecular tests. Mr. Gurnani has agreed to provide transition services, including continued operational oversight of the lab. The current lab director, lab manager and all employees of the lab are expected to remain employed by the lab.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 23, 2020, the Company completed the acquisition of all of the issued and outstanding shares of capital stock of Confucius Labs pursuant to the terms of the Stock Purchase Agreement. The description of the acquisition is provided in Item 1.01 above and is incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure

On October 23, 2020, the Company issued a press release announcing the transaction described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements related to the closing of the transaction described in Item 1.01 of this Current Report and statements related to Mr. Gurnani’s continued oversight of the lab and the continued employment of current lab personnel. In some cases, forward-looking statements can be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Risks, uncertainties and assumptions that could affect the Company’s forward-looking statements include, among other things, risks related to our ability to timely complete the restatements described above, risks that other errors or internal control deficiencies or weaknesses will be identified during our preparation of the restatements and/or risks that additional adjustments will be required. Other risks and uncertainties include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. Unless required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company will file any financial statements required by this Item 9.01(a) not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company will file any pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

No.	Description

10.1	Stock Purchase Agreement, dated October 22, 2020, by and among Confucius Plaza Medical Laboratory Corp., Pride Diagnostics LLC, the Members of Pride Diagnostics LLC and ProPhase Diagnostics, Inc.

99.1	Press Release dated October 23, 2020

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Monica Brady
Monica Brady
Chief Financial Officer

Date: October 26, 2020